Exhibit 10.1

This Agreement is made and entered into effective this 10 day of May, 2004 ("Effective Date") by and between Steven J. Turcotte (hereinafter referred to as "Turcotte"), and U.S. Center for Energy Information Inc., incorporated under the laws of Nevada, having a primary place of business at 16219 Yorkminster, Spring, TX 77379, (hereinafter referred to as "USCEI"). The parties agree as follows:

1.    RECITALS

      1.1 Turcotte has developed the Technology.

      1.2 Turcotte wishes to have the Technology commercialized at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

      1.3 USCEI is a start-up corporation with expertise in the development of the Technology as Turcotte is a principal of USCEI and USCEI desires an exclusive license to further develop the Technology in the Territory.

      1.4 Turcotte will grant USCEI a license to commercialize the Technology in the Territory. In consideration of this license USCEI will pay a fee to Turcotte as provided for in Article 5.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

2.    DEFINITIONS

      2.1 "Improvements" means any improvement, idea, design, engineering work, concept, technique, discovery or invention relating to the Technology, whether or not patentable, copyrightable, or otherwise protectable as intellectual property, which is owned or developed under the direction of Turcotte or USCEI during the term of this Agreement.

      2.2 "Know-How" means all special knowledge, technical information and information including but not limited to all data, results of experiments, calculations, drawings, designs, devices, samples, processes, procedures, tests, and other information pertaining to the Technology (including data generated from its exploitation) which may be necessary or useful in the use of the Technology.

      2.3 "Territory" means the entire territory of United States of America.

      2.4 "Technology" means all elements which make up the Oil & Gas Community System developed by Turcotte including an internet portal and related source code, providing online directories with current real time information, various industry websites, website hosting, direct website access, e-mail hosting, employment postings, equipment locators, local contractor locators, industry reports, online equipment auctions and closed bidding, acquisitions and divestments of properties, real time stock quotations, investor arena for annual general meetings and road shows, association calendars of trade shows and seminars, live chat forums, and other similar features as well as all Know-How, and Improvements developed by USCEI in the course of the exploitation of this License.

3.    GRANT

      3.1 Turcotte hereby grants and USCEI hereby accepts an exclusive License in the Territory to use the Technology.

      3.2 The license granted herein will be in force from the Effective Date of this Agreement until this Agreement is terminated as set out below in Article 15 (Termination).

4.    DUE DILIGENCE

      4.1 In the course of the commercialization of the Technology USCEI agrees to use all reasonable efforts and diligence to develop and improve the Technology and to document all developments including any and all Improvements and Know-How it makes to the Technology.

      4.2 USCEI agrees to use reasonable efforts to develop markets for and attract customers for use of various applications of the Technology.

4.3   USCEI agrees:

      (a) to provide the consumer with high quality materials and manual; and,

      (b) to exercise its best efforts in protecting the Technology from disclosure to third parties.

      4.4 USCEI agrees to pay a license fee as set out in Article 5. Turcotte may elect to convert this license to non-exclusive upon USCEI's failure to pay the license fee.

5.    LICENSE FEE AND ROYALTY

      5.1 In consideration of the rights granted herein, USCEI will pay Turcotte a license fee of $99,000 in common shares at $0.01 which equals 9,900,000 common shares.

      5.2 In further consideration of the rights granted herein, USCEI will pay to Turcotte within 60 days after the expiration of each anniversary of this Agreement a royalty equal to 1% of the gross revenues generated by USCEI from the commercial exploitation of the Technology pursuant to the license granted pursuant to this Agreement. Each such payment shall be accompanied by a statement signed by an authorized representative of USCEI setting forth in sufficient detail the basis upon which the royalties were calculated during the relevant period for which the royalties are due, which Turcotte may, in his discretion and at the expense of USCEI, cause to be verified by an accountant of Turcotte's choosing.

IMPROVEMENTS

      5.3 USCEI will promptly notify Turcotte of any and all significant Improvements or Know-How which it develops and USCEI will use reasonable efforts to cooperate with and support Turcotte's efforts to protect or further develop the Technology.

      5.4  All  Improvements  and  Know-how  and  data  generated   through  the
exploitation of the Technology and any other suggestions, improvements, enhancements, derivative works or modifications made to the Technology or any part thereof shall be the property of Turcotte, including any copyright, patent or other intellectual property rights therein. USCEI shall sign all documents, assignments or agreements as Turcotte may require to protect his rights therein, and any such Improvements or enhancements shall be considered the subject of the license granted pursuant to this Agreement and USCEI shall have free limited license thereto in the Territory for the term of this Agreement.

6.    INFRINGEMENT

      6.1 USCEI will inform Turcotte promptly in writing of any alleged infringement of the Technology by a third party and of any available evidence thereof.

      6.2 During the term of this Agreement, USCEI will have the right, but will not be obligated, to prosecute at its own expense all infringements of the Technology and, in furtherance of such right, USCEI may include Turcotte as a party plaintiff in any such suit without expense to Turcotte. The total cost of any such infringement action commenced or defended solely by USCEI will be borne by USCEI.

      6.3 If within 90 days after having identified any alleged infringement, Turcotte has been unsuccessful in persuading the alleged infringer to desist and has not brought and/or is not diligently prosecuting an infringement action or if Turcotte notifies USCEI at any time prior thereto of his intention not to bring suit against any alleged infringer, then, and in those events only, USCEI will have the right, but will not be obligated, to prosecute at its own expense any infringement of the Technology and USCEI may, for such purposes, use the name of Turcotte as a party plaintiff, provided, however, that such right to bring such an infringement action will remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Turcotte, which consent will not be unreasonably withheld. USCEI will indemnify Turcotte against any order for costs that may be made against him in such proceedings.

      6.4 Each party will promptly notify the other in writing in the event that a third party brings a claim of infringement against Turcotte or USCEI relating to the Technology. Turcotte will have the right to defend, at his own expense, any such third party claim or action and to settle or compromise the same in such manner as he will see fit. This includes the negotiation of a separate license agreement with the third party. USCEI may participate in such litigation or claim on its behalf at its own expense.

      7.5 If the alleged infringement is so substantial as to threaten the competitive position of USCEI and/or USCEI is temporarily enjoined from exercise of its license hereunder, and if Turcotte elects not to defend against such claim, then USCEI in its own name and at its sole expense may defend such claim and compromise, settle or pursue such defense in such a manner and on such terms as USCEI will see fit.

      7.6 In the event that an action for infringement is brought against USCEI alleging that the Technology infringes a patent or other intellectual property right of a third party, and Turcotte elects not to defend, USCEI will have the right to withhold 50% of the annual license fee otherwise due to Turcotte to reimburse USCEI for costs and expenses incurred in the defense of such action if it decides to defend such claim in its own name.

      7.7 In the event USCEI is permanently enjoined from exercising its license rights granted hereunder pursuant to an infringement action brought by a third party, or if USCEI or Turcotte elect not to undertake the defense or settlement of such a claim of alleged infringement for a period of 6 months from notice of such claim or action then USCEI will have the right to terminate this Agreement with respect to the infringed patent claims following thirty days' written notice to Turcotte and in accordance with terms of Article 13.

7.    AUTHORITY OF TURCOTTE TO GRANT LICENSE AND RIGHTS

      7.1 Turcotte covenants with and represents and warrants to USCEI that to the best of his knowledge, Turcotte has the right to grant the license and rights to the Technology, as provided herein. Turcotte has no knowledge of any liens, encumbrances or claims of any nature respecting the Technology and Turcotte is not aware of any action or other litigation pending or commenced which may affect Turcotte's ability to grant the License or rights pursuant to Article

9.    NEGATION AND WARRANTIES

      9.1 Nothing in this Agreement will be construed as:

      (a) A warranty or representation that anything made, used, sold or otherwise disposed of under the License granted by this Agreement is or will be free from infringement of patents, copyrights and trademarks of third parties; or,

      (b) Conferring rights to use in advertising, publicity or otherwise the names of Turcotte or the Inventors; or,

      (c) Granting by implication, estoppel or otherwise any License or rights under patents of Turcotte, except for uses of the Technology consistent with
Article 3 above.

      9.2 Notwithstanding Article 3.1(a), Turcotte knows of no patents, patents pending, copyrights or trademarks which would be infringed by the Technology.

      9.3 Except as set out in Article 9 (Authority of Turcotte to Grant License and Rights), Turcotte makes no representations, extends no warranties of any kind, either express or implied. There are no express or implied warranties of merchantability of fitness for a particular purpose.

10.   INDEMNIFICATION AND PRODUCT LIABILITY INSURANCE

      10.1 USCEI agrees to indemnify, hold harmless and defend Turcotte and his successors and assigns against any and all claims arising out of the exercise of any rights under this Agreement, including, without limiting the generality of the foregoing, against any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property arising from or out of the possession, use or operation of the Technology by USCEI or its customers.

      10.2 Prior to any sale or use of the Technology under the license granted herein, and for the full term of this license, USCEI agrees to obtain and carry in full force and effect, insurance insuring against losses from claims on terms, in amounts and with insurers reasonably satisfactory to Turcotte. Such insurance will be written by a reputable insurance company authorized to do business in the Province of Alberta. The policy will name Turcotte as an additional named insured thereunder and will instruct the insurer to give
Turcotte 30 days prior written notice if the coverage is to be amended or cancelled. USCEI will obtain an endorsement to this effect from its insurer and provide Turcotte with a certified copy of the endorsement and a copy of the insurance policy within 60 days of execution of this Agreement.

11.   CONFIDENTIALITY

      11.1 "Confidential Information" means all data, communications, market data, patent applications and related documents, correspondence, drawings, Know-How, trade secrets and any other information of a confidential nature of either Turcotte or USCEI disclosed or provided by either party (the "Disclosing Party") to the other ("Receiving Party") under this Agreement.

      11.2 Receiving Party will use its best efforts to maintain as secret all Confidential Information. Confidential Information will only be used for the purposes of this Agreement and will only be disclosed to those employees of Receiving Party who have a need to know such information. Receiving Party will not disclose Confidential Information to any other company, firm or person without the written consent of the Disclosing Party.

      11.3 Receiving Party undertakes to inform each person to whom the Confidential Information is disclosed in accordance with Article 12.2 of the obligation of confidence and non-use imposed by this Agreement. Receiving Party will enforce the obligation of confidence and non-use against any person that leaves the employment of Receiving Party.

      11.4 The obligation of confidence and non-use above will not apply to information that Receiving Party can show:

      (a) by written records to have been in its possession prior to disclosure under this Agreement and which had not been previously acquired from Disclosing Party; and

      (b) is or becomes part of the public domain through no fault of Receiving Party; and,

      (c) is lawfully receiving without an obligation of confidence from a third party legally entitled to disclose the information; and

      (d) is required by law to be disclosed but only to the extent it is so required.

12.   NON-USE OF NAMES

      12.1 USCEI agrees not to identify Turcotte in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of Turcotte or symbol of Turcotte without Turcotte's prior written consent.

13.   ASSIGNMENT

      13.1 USCEI may not assign this Agreement with out the written permission of Turcotte, such permission not to be unreasonably withheld.

14.   TERMINATION

      14.1 If USCEI becomes bankrupt or insolvent or files a petition in bankruptcy or makes an assignment for the benefit of creditors or if the business of USCEI is placed in the control of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of USCEI or otherwise, the license granted by this Agreement will automatically terminate.

      14.2 The rights granted in Article 3 (Grant) of this Agreement may be terminated by Turcotte, or at Turcotte's sole discretion, may be converted to non-exclusive if:

      (a) there is a default in the provision of any license fee; or,

      (b) if after at least 30 days written  notice by Turcotte as to the nature
of   noncompliance   to  any  terms  of  this  Agreement,   USCEI  is  still  in
noncompliance; or,

      (c) upon written notice by Turcotte if USCEI will cease for a period of greater than 2 months to record any sales pursuant to the exploitation of the Technology. Such termination will be without prejudice to any rights, obligations or liabilities already accrued prior to such termination.

      14.3 If Turcotte terminates the rights granted in Article 3 of this Agreement according to the provisions above, then USCEI agrees to cease exploiting the Technology provided that USCEI will have the right to continue to honour obligations to its customers incurred prior to the termination of the licence conferred pursuant to this Agreement.

      14.4 Upon termination of the license conferred by this Agreement for any reason, any sublicensee not then in default will have the right to seek a license from Turcotte. Turcotte agrees to negotiate such license in good faith under reasonable terms and conditions.

      14.5 The rights granted in Article 3 of this Agreement may be terminated by USCEI upon 30 days' written notice to Turcotte. If the rights are terminated by USCEI, USCEI agrees to immediately cease any further exploitation of the Technology by incurring any further obligations to customers.

      14.6 Surviving any termination are:

      (a) USCEI's obligation to pay any license fees accrued to the date of termination; and

      (b) the provisions of Article 10 (Negation and Warranties) and Article 11 (Indemnification and Product Liability Insurance); and

      (c) any cause of action or claim of USCEI or Turcotte, accrued or to accrue because of any breach or default by the other party.

15.   NOTICES

      15.1 All notices, communications, statements and payment which may be required or permitted under this Agreement will be in writing and sent by registered mail, courier service or electronic means which produces a physical copy. The address of such party hereto will be as follows:

In the case of Turcotte: 303 Douglas Glen Gardens S.E., Calgary, Alberta, Canada T2Z 3T1 Phone: 403-615-7748 Fax: 403-237-0874

In the  case of  USCEI :  16219  Yorkminster,  Spring,  Texas  77379  Attention:
President Fax: 832-717-3914

Either  party may change its address  upon  written  notice to the other  party.

                                     AGENCY

      15.2 Notwithstanding any of the provisions of this Agreement, USCEI at no time will enter into, incur or hold itself out to third parties as having authority to enter into or incur, on behalf of Turcotte, any commitment, expense or liability whatsoever, and all contracts, expenses and liabilities in connection with or relating to the exploitation of the Technology will be made, paid and undertaken exclusively by USCEI as sole independent contractor, and not as an agent or representative of Turcotte.

16.   SCOPE OF THE AGREEMENT

      16.1 This Agreement is the only Agreement between USCEI and Turcotte pertaining to the subject matters hereof and this Agreement supersedes all prior negotiations, documents, agreements and representations.

17.   APPLICABLE LAW

      17.1 This Agreement will be construed, governed, interpreted and applied in accordance with the laws of the Province of Alberta and the State of Texas.

18.   MISCELLANEOUS

      18.1 None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

      18.2 In the event that any provision in this Agreement, or any part hereof, is found invalid, illegal or unenforceable, the remainder of the Agreement will be binding on the parties hereto, and will be construed as if the invalid, illegal or unenforceable provision or part thereof has been deleted from this Agreement.

      18.3 Neither of the parties will be liable in damages or have the right to cancel this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including acts of God, government restrictions, warrants or insurrections.

      18.4 Failure by either party to enforce any provision of this Agreement or assert a claim on account of breach hereof will not be deemed a waiver of its right to enforce the same or any other provision hereof on the occasion of a subsequent breach.

      18.5 This Agreement may be amended by a written document, duly executed by Turcotte and USCEI.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date above written.

SIGNED, SEALED AND DELIVERED in the presence of:

/s/ Paul Wicker
------------------------
Paul Wicker, President
U.S. Center for Energy Information Inc.


/s/ Steven J. Turcotte
------------------------
Steven J. Turcotte


/s/ Wendy Webster
------------------------
Wendy Webster, Witness